Exhibit 99.1

PRESS RELEASE

FOR RELEASE 4/26/10 @ 1:05 PM

AnalogicTech Reports Financial Results for the First Quarter 2010

Santa Clara, CA – April 26, 2010 – Advanced Analogic Technologies, Inc. (“AnalogicTech” or the “Company”) (Nasdaq: AATI), an analog semiconductor company focused on powering innovative solutions in consumer, industrial, and telecom markets, today reported financial results for the first quarter ended March 31, 2010.

Net revenue for the first quarter of 2010 was $21.9 million, an increase of 32% over net revenue of $16.5 million for the first quarter of 2009 and a sequential increase of 5% from net revenue of $20.8 million for the fourth quarter of 2009.

In accordance with U.S. generally accepted accounting principles (GAAP), net loss for the first quarter of 2010 was $4.2 million, or $0.10 per diluted share. This compares to GAAP net loss of $5.2 million, or $0.12 per diluted share for the first quarter of 2009, and GAAP net loss of $4.0 million, or $0.09 per diluted share, for the fourth quarter of 2009.

On a non-GAAP basis, excluding stock-based compensation expense, net of taxes, net loss for the first quarter of 2010 was $2.9 million, or $0.07 per diluted share. This compares to non-GAAP net loss of $3.5 million, or $0.08 per diluted share, for the first quarter of 2009 and non-GAAP net loss of $2.0 million, or $0.05 per diluted share, for the fourth quarter of 2009. Non-GAAP net loss for the first quarter of 2009 excluded stock-based compensation expense, amortization of acquired intangibles, restructuring and other severance expense, net of taxes. Non-GAAP net loss for the fourth quarter of 2009 excluded stock-based compensation expense and amortization of acquired intangibles, net of taxes.

AnalogicTech reported gross margins of 48.4% for the first quarter of 2010, compared to 44.9% for the first quarter of 2009 and 47.6% for the fourth quarter of 2009. Non-GAAP gross margin was 48.7% for the first quarter of 2010, compared to 45.6% for the first quarter of 2009 and 48.1% for the fourth quarter of 2009. The Company ended the quarter with $98.6 million in cash, cash equivalents, and short-term investments.

© Advanced Analogic Technologies Incorporated	Page 1

“Our first quarter results were in line with expectations and reflected better than normal seasonality,” stated Richard K. Williams, President, CEO and CTO of AnalogicTech. “We experienced broad based demand for our products across geographies, and we were particularly pleased to see continued strong sales into Taiwan which increased by more than 30% sequentially. As planned, we remained focused on product development with the impressive release of 25 new products during the quarter. We continued to make headway with our product diversification strategy and TV and notebook design activities. We are effectively managing our manufacturing capacity through our multi sourcing strategy, and we remain focused on maintaining our solid balance sheet and closely monitoring inventories and receivables.”

Business Outlook

The following statements are based upon management’s current expectations. These statements are forward-looking, and actual results may differ materially. AnalogicTech undertakes no obligation to update these statements.

For the second quarter ending June 30, 2010, AnalogicTech estimates revenue in the range of $22 million to $24 million, and net loss in the range of $0.11 to $0.09 per diluted share on a GAAP basis. The second quarter 2010 estimates include pre-tax quarterly stock-based compensation expense of approximately $1.4 million.

Non-GAAP Reporting

In addition to GAAP reporting, AnalogicTech reports net income (loss), gross margin and earnings (loss) per share on a non-GAAP basis. This non-GAAP earnings information excludes certain items and their tax-related effects. AnalogicTech believes this non-GAAP earnings information provides meaningful insight into the Company’s ongoing operational performance and has therefore chosen to provide this information to investors as an additional dimension of comparability to similar companies. AnalogicTech also uses this information internally to evaluate and manage company operations and to determine incentive compensation. A reconciliation between GAAP and non-GAAP net income (loss), gross margin and earnings (loss) per share is included in the tables below.

The non-GAAP information included in this press release is not necessarily comparable to non-GAAP information of other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as measures of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

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Conference Call Details

The AnalogicTech first quarter 2010 teleconference and webcast is scheduled to begin at 4:30 p.m. Eastern Time on Monday, April 26, 2010. To participate in the live call, analysts and investors should dial 877-941-4774 or 480-629-9760 at least ten minutes prior to the call. AnalogicTech will also offer a live and archived webcast of the conference call, accessible from the company’s investor relations website at http://www.aati.com in the “Webcasts” section. A telephonic replay of the conference call will also be available through May 3, 2010, by dialing 800-406-7325 and entering the passcode 4282091#. Callers outside the U.S. and Canada may access the replay by dialing 303-590-3030 and entering the passcode 4282091#.

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For More Information

Investor Contacts:

Brian McDonald	Lisa Laukkanen
Chief Financial Officer	The Blueshirt Group
AnalogicTech	415-217-4967
408-737-4788

About Advanced Analogic Technologies, Inc.:

Advanced Analogic Technologies (AATI) develops advanced semiconductor system solutions that play a key role in the continuing evolution of feature-rich, energy efficient electronic devices. The company focuses on addressing the application-specific power management needs of consumer devices such as mobile handsets, digital cameras, and netbooks/notebooks, as well as devices in a broad range of industrial, medical and telecom applications. AATI also licenses device, process, package, and application-related technologies. Headquartered in Silicon Valley, AATI has design centers in Santa Clara and Shanghai, and Asia-based operations and logistics. For more information, please visit www.analogictech.com. (AnalogicTech - F)

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995

Statements contained in this release that are not historical facts are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including financial projections and forecasts, involve risks and uncertainties that could cause AnalogicTech’s actual results to differ materially from our current expectations. Factors that could cause AnalogicTech’s results to differ materially from those set forth in these forward-looking statements include customers’ cancellation or modification of their orders; our failure to accurately forecast demand for our products; the loss of, or a significant reduction in orders from, any of our significant customers; consumer demand for cellular phones and other mobile consumer electronic devices; worldwide economic and political conditions, particularly in Asia; our ability to manage inventory levels, fluctuations in our operating results; our inability to develop and sell new products; defects in or failures of our products; the expense and uncertainty involved in our customer design-win efforts; the financial viability of the distributors of our products; fluctuations in our costs to manufacture our products; our reliance on third parties to manufacture, test, assemble and ship our products; our ability to retain and attract key personnel; our ability to compete with our competitors; and our ability to protect our intellectual property rights and not infringe the intellectual property rights of others. Other factors that may cause our actual results to differ from those set forth in the forward-looking statements contained in this press release and that may affect our prospects in general are described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2009. AnalogicTech undertakes no obligation to update or revise forward-looking statements to reflect subsequent events or changed assumptions or circumstances.

AnalogicTech and the AnalogicTech logo are trademarks of Advanced Analogic Technologies, Inc. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders.

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CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(in thousands)

	Mar. 31, 2010	Dec. 31 2009 (*)

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$12,623	$36,120
Short-term investments	85,944	65,883

Total cash, cash equivalents and short term investments	98,567	102,003
Accounts receivable, net of allowances	11,511	9,348
Inventories	8,843	7,234
Prepaid expenses and other current assets	3,978	4,291

Total current assets	122,899	122,876
Property and equipment, net	4,575	4,607
Other assets	3,117	3,110
Deferred income taxes	318	318
Intangible assets, net	100	117
Goodwill	16,116	16,116

TOTAL ASSETS	$147,125	$147,144

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$8,957	$6,614
Accrued liabilities	3,636	3,726
Income tax payable	141	114

Total current liabilities	12,734	10,454
Long-term income tax payable	4,814	4,365
Other long-term liabilities	283	275

Total liabilities	17,831	15,094

Total stockholders’ equity	129,294	132,050

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$147,125	$147,144

*	Amounts as of December 31, 2009 were derived from the December 31, 2009 audited consolidated financial statements.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended
	Mar. 31,	Mar. 31,	Dec. 31,
	2010	2009	2009
NET REVENUES	$21,918	$16,549	$20,845
Cost of revenues	11,315	9,118	10,923

GROSS PROFIT	10,603	7,431	9,922

OPERATING EXPENSES:
Research and development	7,102	6,583	7,149
Sales, general and administrative	6,161	5,429	6,085
Patent litigation	1,084	301	1,346

Total operating expenses	14,347	12,313	14,580

LOSS FROM OPERATIONS	(3,744)	(4,882)	(4,658)

INTEREST AND OTHER INCOME, NET	69	353	106

LOSS BEFORE INCOME TAXES	(3,675)	(4,529)	(4,552)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	529	679	(592)

NET LOSS	$(4,204)	$(5,208)	$(3,960)

NET LOSS PER SHARE:
Basic	$(0.10)	$(0.12)	$(0.09)

Diluted	$(0.10)	$(0.12)	$(0.09)

WEIGHTED AVERAGE SHARES USED IN
NET LOSS PER SHARE CALCULATION:
Basic	42,960	43,052	42,947

Diluted	42,960	43,052	42,947

Note: Stock-based compensation expense recorded in each expense classification above is as follows:

Cost of revenues	$72	$63	$83
Research and development	578	700	963
Sales, general and administrative	665	812	942

	$1,315	$1,575	$1,988

Financial Summary (Non-GAAP)

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended
	Mar. 31,	Mar. 31,	Dec. 31,
GAAP TO NON-GAAP RECONCILIATION	2010	2009	2009
GROSS MARGIN:

GAAP GROSS MARGIN	$10,603	$7,431	$9,922
GAAP GROSS MARGIN %	48.4%	44.9%	47.6%
Amortization of acquired intangibles	—	54	18
Stock-based compensation	72	63	83
NON-GAAP GROSS MARGIN	10,675	7,548	10,023
NON-GAAP GROSS MARGIN %	48.7%	45.6%	48.1%

NET LOSS:

NET LOSS ON GAAP BASIS:	$(4,204)	$(5,208)	$(3,960)
Stock-based compensation	1,315	1,575	1,988
Amortization of acquired intangibles	—	64	21
Restructuring and other severance expenses	—	124	—
Associated tax effects of above adjustments	(232)	(345)	(359)
Deferred tax asset valuation allowance	232	300	359

Total adjustments	1,315	1,718	2,009

NET LOSS ON NON-GAAP BASIS:	$(2,889)	$(3,490)	$(1,951)

EPS:

GAAP EPS, DILUTED	$(0.10)	$(0.12)	$(0.09)
NON-GAAP EPS, DILUTED	$(0.07)	$(0.08)	$(0.05)

Weighted average shares used to calculate Non-GAAP diluted EPS:	42,960	43,052	42,947